UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario		K7A 0A8
(Address of principal executive officers)		(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On March 31, 2023 (the “Execution Date”), Canopy Growth Corporation (the “Company”) entered into an agreement (the “Agreement”) to, among other things, purchase 45% of the common shares of Les Serres Vert Cannabis Inc. (the “Purchased Shares”) from Les Serres Stéphane Bertrand Inc., increasing its existing 55% common share holding of Les Serres Vert Cannabis Inc. to 100%. Pursuant to the terms of the Agreement, CAD $8,000,000 of the purchase price for the Purchased Shares is payable in common shares of the Company (the “Common Shares”) valued at the time the Common Shares are issued based on the volume-weighted average price of the Common Shares on the Toronto Stock Exchange (the “TSX”) for specified periods of time prior to the issuance of the Common Shares. The Common Shares will be issued at a future date based on certain factors as provided in the Agreement. Under the terms of the Agreement, if the Common Shares issuable pursuant to the Agreement were issued on the Execution Date, the Company would have issued 3,058,103 Common Shares, or 0.59% of the outstanding Common Shares on the Execution Date. However, depending upon the price of the Common Shares on the TSX at the time the Common Shares are issued under the Agreement, the number of Common Shares issuable could theoretically exceed 1% of the outstanding Common Shares at that time. The Common Shares were sold in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong Chief Financial Officer

Date: April 6, 2023